Stellar Biotechnologies and Neovacs Announce Formation of New Company Neostell S.A.S. in France

PORT HUENEME, CA and PARIS, FRANCE and BOSTON, MA -- (Marketwired - July 19, 2016) - Stellar Biotechnologies, Inc. ("Stellar") (NASDAQ: SBOT) and Neovacs S.A. ("Neovacs") (Alternext Paris: ALNEV) today announced the formation of Neostell S.A.S. ("Neostell"), a simplified stock corporation headquartered in France, to carry out the business of the companies' joint venture, previously announced on May 11, 2016, to manufacture and sell conjugated therapeutic vaccines using Stellar's Keyhole Limpet Hemocyanin (KLH).

The purpose of the new company Neostell is to produce Neovacs' Kinoid immunotherapy product candidates including IFNa-Kinoid, in clinical development for the treatment of systemic lupus erythematosus (lupus). Neostell may also manufacture and sell other KLH-based immunotherapy products for third party customers worldwide. Stellar KLH™ is a carrier molecule used in Neovacs' Kinoid technology.

Neostell will be governed by a three-member Board of Directors. At the company's first general meeting, the following executives were appointed to the Board: Bernard Fanget, Chairman (Vice President of Pharmaceutical Development for Neovacs); Frank Oakes (President and CEO of Stellar Biotechnologies); and Miguel Sieler (CEO of Neovacs). Olivier Dhellin was appointed as CEO of Neovacs.

"This joint venture demonstrates Stellar's commitment to ensuring that immunotherapy developers like Neovacs have both ample supply of high-quality KLH as well as the infrastructure and expertise to manufacture their KLH-based immunotherapies as they advance to market," said Frank Oakes, President, CEO and Chairman of Stellar Biotechnologies, Inc. "With the Neostell corporation in place and its leadership appointed, we look forward to putting operational teams together to map out the next-steps for this growth initiative."

Bernard Fanget, Chairman of Neostell, said, "The Neostell corporation will first focus on the production scale-up of Neovacs' IFNa-Kinoid immunotherapy in anticipation of a Korean market launch, as well as the planned Phase III trial for the treatment of lupus and the Phase IIa study in dermatomyositis. My objectives as Chairman are to make Neostell operational, to effectively access the conjugated vaccines development market and to ultimately support the CEO to develop Neostell into a profitable business."

About Neovacs

Neovacs S.A. (Alternext Paris: ALNEV) is a leading biotechnology company that has a proprietary active immunotherapy technology platform (Kinoids) with applications in autoimmune and inflammatory diseases and cancer. The goal of the Kinoid approach is to enable patients to have access to safe, effective, long-lasting treatments for these often life-long diseases. Neovacs is focusing its clinical development efforts on IFNa-Kinoid, an immunotherapy being developed for lupus and dermatomyositis. Neovacs also has several therapeutic vaccines in preclinical development for the treatment of autoimmune diseases, cancer and allergies. www.neovacs.fr.

About Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc. (NASDAQ: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the KLH knowledge base www.klhsite.org.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; availability of funds and resources; governmental regulations and the ability or failure to comply with governmental regulations; the timing of the Company's or its partners' anticipated results, including in connection with clinical trials; the ability to meet the goals of the Company's joint ventures and strategic partnerships; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the B.C. Securities Commission and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

Stellar Biotechnologies Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com

Neovacs Contacts:
NEOVACS - Corporate Communication & Investor Relations
Charlène Masson
+33 (0)1 53 10 93 14
cmasson@neovacs.com

Investor Relations / Financial Communications - NewCap
Valentine Brouchot / Pierre Laurent
+33 (0)1 44 71 94 94
neovacs@newcap.eu

Investor Relations / Financial Communications Germany - MC Services
Raimund Gabriel
+49-89-21-02-28-30
raimund.gabriel@mc-services.eu